UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported:)	November 6, 2018
Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation
1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas, 76140
(Address of Principal Executive Offices, including zip code)

(817) 872-3200
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As reported by Tandy Leather Factory, Inc. (the "Company") in its current report on Form 8-K dated October 5, 2018, on October 2, 2018 (the "Separation Date"), Shannon L. Greene and Mark Angus terminated their employment as Chief Executive Officer and President, respectively, of the Company and as members of the Company's Board of Directors.
On November 6, 2018, the Company entered into a Separation Agreement and Release with each of Ms. Greene and Mr. Angus.  Pursuant to these agreements, Ms. Greene and Mr. Angus will each receive continued base salary for a period of seven months following the Separation Date, as well as vesting, as of the Separation Date, of 8,219 restricted stock units granted to each of them by the Company in 2015 and 2016.  Each of them will also receive up to 12 months reimbursement for health insurance, a payment of $10,000 in lieu of unused vacation time, and the Company shall pay their out-of-pocket costs for outplacement services for up to 12 months following the Separation Date, up to a maximum of $12,500 for each of them.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: November 9, 2018	By: /s/ Tina Castillo
Tina Castillo, Chief Financial Officer